UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2008 (February 13, 2008)

WESCORP ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware	000-30095	33-0921967
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

Suite 770, 435 - 4th Avenue S.W., Calgary, Alberta, Canada T2P 3A8
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (403) 206-3990

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.

To the extent applicable, the description under Item 3.02 is hereby incorporated by reference.

Item 3.02 Unregistered Sales of Equity Securities

On February 13, 2008, Wescorp Energy Inc. (the “Corporation”) issued five units (the “Units”) consisting of (i) a 14% secured non-convertible debenture (the “Debenture”) and (ii) common share purchase warrants (the “Warrants”). The Units consist of Debentures in the aggregate principal amount of $450,000 CND and Warrants to purchase an aggregate of 900,000 shares of the Corporation’s common stock. Each Warrant entitles the holder thereof to purchase one common share of the Corporation at a price of $0.50 USD for a period of two years beginning on the date of issuance of the Warrant. The Corporation did not pay any underwriting discounts or commissions in connection with the foregoing issuance. The form of Debenture and form of Warrant are attached hereto as Exhibits 4.1 and 4.2, respectively.

The Units were issued to non-US residents outside the United States in reliance upon the exemption from registration under Regulation S of the Securities Act. This issuance qualified for exemption from registration because (i) the securities were purchased by a foreign investor only; (ii) the Corporation did not engage in any general solicitation or advertising to market the securities; (iii) the purchaser was provided the opportunity to ask questions and receive answers from the Corporation regarding the offering; and (iv) the purchaser received and will receive upon execution of any Warrant “restricted securities.”

Item 7.01 Regulation FD Disclosure.

On February 19, 2008, the Corporation issued a press release entitled “Wescorp Energy Deploys First Water Remediation Solution for Oil Operator in Western Canada”. The press release is attached as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Section 7.01 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Document

4.1	Form of Debenture
4.2	Form of Warrant
99.1	Press Release dated February 19, 2008

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCORP ENERGY INC.

February 20, 2008	By:	/s/ Douglas Biles
Douglas Biles
Chief Executive Officer